                                                File No. 33-59145
                                                Rule 424(b)(2)


PRICING SUPPLEMENT NO. 1 Dated November 15, 1996

(To Prospectus Dated June 13, 1995)

                  MASSACHUSETTS ELECTRIC COMPANY
          (A SUBSIDIARY OF NEW ENGLAND ELECTRIC SYSTEM)

                    SECURED MEDIUM-TERM NOTES
                 (First Mortgage Bonds, Series V)
                            Issue 96-1

Interest Rate:       6.78%

Maturity Date:       November 20, 2006

Principal Amount:    $20,000,000

Acceptance Date:     November 14, 1996

Original Issue Date: November 19, 1996

Form of Delivery:    Book-entry only

Depositary:          The Depository Trust Company
                     55 Water Street
                     New York, New York

Issue:               96-1

Original Issue
Discount New Bond:   No

Price of New Bonds:
                               Initial
                               Price to  Underwriting     Proceeds to
                                Public    Discounts         Company
                             ----------- ------------     -----------

                Per New Bond   100.00%      0.625%      99.375%
                Total        $20,000,000   $125,000   $19,875,000



                  DISTRIBUTION OF THE NEW BONDS

  The New Bonds were sold in the amount of $10,000,000 to CS First Boston Corporation and $10,000,000 to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Agents in connection with the offering of the New Bonds described in this Pricing Supplement.